Exhibit 99.2

INDEX OF FINANCIAL STATEMENTS

Description	Page

Report of Independent Registered Public Accounting Firm	2

Statement of Assets Acquired and Liabilities Assumed at February 11, 2011	3

Notes to Statement of Assets Acquired and Liabilities Assumed	4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Pacific Premier Bancorp, Inc.:

We have audited the accompanying statement of assets acquired and liabilities assumed by Pacific Premier Bank (the “Bank”), a wholly owned subsidiary of Pacific Premier Bancorp, Inc. (the “Company”), pursuant to the Purchase and Assumption Agreement, dated February 11, 2011, executed by the Bank with the Federal Deposit Insurance Corporation.  This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed by Pacific Premier Bank pursuant to the Purchase and Assumption Agreement dated February 11, 2011, is presented fairly, in all material respects, on the basis of accounting described in Note 1.

/s/ Vavrinek, Trine, Day & Co., LLP
Rancho Cucamonga, California
April 29, 2011

Statement of Assets Acquired and Liabilities Assumed

February 11, 2011
(in thousands)
Assets
Cash and cash equivalents	$13,167
Investment securities	12,753
FHLB and FRB Stock	1,323
Loans	149,739
FDIC receivable	16,060
Other Real Estate Owned	11,953
Core deposit intangible	2,270
Other assets	1,641
Total assets acquired	$208,906
Liabilities
Deposits	$204,678
Deferred tax liability	1,878
Other liabilities	39
Total liabilities assumed	206,595
Net assets acquired	$2,311

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Pacific Premier Bancorp, Inc. (the “Company”) is a bank holding company incorporated in the State of Delaware in 1997. The Company is primarily engaged in the business of planning, directing and coordinating the business activities of its wholly owned subsidiary Pacific Premier Bank (the “Bank”). The Bank is a California-chartered commercial bank whose deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”) under the Deposit Insurance Fund (“DIF”). The Bank conducts business from its main office in Costa Mesa, California and its nine branch offices located in Southern California.

The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) and practices in the financial services industry.

As described in Note 2, the Bank acquired certain assets and assumed certain liabilities of the former Canyon National Bank (“Canyon National”) in a FDIC-assisted transaction (the “Canyon National Acquisition”) on February 11, 2011. The acquisition of the net assets of Canyon National constitutes a business acquisition as defined by the Business Combinations topic of the Financial Accounting Standards Board Accounting Standards Codification (the “FASB ASC”). The Business Combinations topic establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired and the liabilities assumed. Accordingly, the estimated fair values of the acquired assets, including the identifiable intangible assets, and the assumed liabilities in the Canyon National Acquisition were measured and recorded at the February 11, 2011 acquisition date.

Fair value of Assets Acquired and Liabilities Assumed

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date reflecting assumptions that a market participant would use when pricing an asset or liability. In some cases, the estimation of fair values requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. We describe below the methods used to determine the fair values of the significant assets acquired and liabilities assumed.

Cash and cash equivalents - Cash and cash equivalents include cash on hand, due from banks, and interest-earning deposits with banks and the Federal Reserve Bank (“FRB”). The fair value of financial instruments that are short-term or re-price frequently and that have little or no risk are considered to have a fair value equal to carrying value.

Investment securities - The fair value for each purchased security was based upon the assumptions market participants would use in pricing the security. Such assumptions include observable and unobservable inputs such as quoted market prices and dealer quotes.

Federal Home Loan Bank and Federal Reserve Bank stock - The fair value of acquired Federal Home Loan Bank (“FHLB”) stock of $1.2 million was its redemption value, which is also the par value. The FHLB requires member banks to purchase its stock as a condition of membership and the amount of FHLB stock owned varies based on the level of FHLB advances outstanding. This stock is generally redeemable and is presented at the par value.

The fair value of acquired FRB stock of $156,000 was its redemption value, which is also the par value. The FRB requires member banks to purchase its stock as a condition of membership and the amount of FRB stock owned varies based on the bank’s capital. This stock is generally redeemable and is presented at the par value.

Loans - At the February 11, 2011 acquisition date, the fair value of the Canyon National Acquisition loan portfolio was $149.7 million, which represents the discounted expected cash flows from the portfolio.

In calculating expected cash flows, management made several assumptions regarding prepayments, collateral cash flows, the timing of defaults, and the loss severity of defaults. Other factors expected by market participants were considered in determining the fair value of acquired loans, including loan pool level estimated cash flows, type of loan and related collateral, risk classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing and current discount rates.

Other Real Estate Owned – Other real estate owned (“OREO”) is presented at its fair value which is based mostly on recent sales, best price offerings and appraisals prepared by qualified independent third party appraisers less estimated cost to sell.

Core deposit intangible - In determining the estimated life and fair value of the core deposit intangible, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates, and age of the deposit relationships. Based on this valuation, the core deposit intangible asset will be amortized on a straight-line basis over ten years.

Deposit liabilities - The fair values used for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for time deposits are calculated using a discounted cash flow method that applies interest rates currently being offered on time deposits to a schedule of aggregated contractual maturities of such time deposits.

Deferred taxes - The deferred income taxes relate to the differences between the financial statement and tax basis of assets acquired and liabilities assumed in this transaction. Deferred taxes are reported based upon the principles in FASB ASC Topic 740: Income Taxes, and are calculated based on the estimated federal income tax rates currently in effect for the Company, which is consistent with market participant expectations.

Off-balance sheet credit extensions – Through the normal course of business, Canyon National had various outstanding commitments to extend credit that were not reflected on the company’s financial statements. At the February 11, 2011 acquisition date, there was approximately $9.2 million of outstanding commitments assumed by the Bank, including undisbursed loan commitments, commercial and consumer lines of credit and letters of credit.

Use of Estimates

Management made a number of significant estimates and assumptions relating to the reporting of assets and liabilities at the date of the statement of assets acquired and liabilities assumed. Management exercised significant judgment regarding assumptions about market participant expectations regarding discount rates, expected cash flows including prepayments, default rates, market conditions and other future events that are highly subjective in nature, and subject to change, and all of which affected the estimation of the fair values of the assets acquired and liabilities assumed in the Canyon National Acquisition. Actual results could differ from those estimates. Changes that may vary significantly from our assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated market values of collateral at disposition, the timing of such disposition, and deposit attrition.

2.	FDIC-ASSISTED ACQUISITION

On February 11, 2011 the Bank acquired certain assets and assumed certain liabilities of Canyon National from the FDIC in an FDIC-assisted transaction. The Purchase and Assumption Agreement, dated February 11, 2011, executed by the Bank with the FDIC (the “Purchase and Assumption Agreement”) did not contain loss-sharing agreements. However, as part of the bidding process, the Bank’s offer contained a significant discount for the purchase of the loans, which was intended to offset the expected losses in the portfolio. This discount has a similar financial statement impact on the Bank’s operations compared to that of a loss-sharing agreement except that the estimated losses are absorbed at the date of acquisition as opposed to over the life of the loss-sharing agreements.

The Bank purchased certain assets of Canyon National from the FDIC including (at fair value) approximately $149.7 million of loans, $13.2 million of cash and cash equivalents, $12.8 million of investment securities, $12.0 million of other real estate owned, $1.5 million of other assets and $1.3 million of FHLB and FRB stock.  The Bank assumed certain liabilities of Canyon National from the FDIC including (at fair value) approximately $204.7 million of deposits and $39,000 of other liabilities. Canyon National was a full service commercial bank headquartered in Palm Springs, California.

The assets acquired and liabilities assumed have been accounted for under the acquisition method of accounting (formerly the purchase method). The assets and liabilities, both tangible and intangible, were recorded at their fair values as of the February 11, 2011 acquisition date. The application of the acquisition method of accounting resulted in the recognition of $2.3 million in net after-tax bargain purchase gain.

February 11, 2011
(in thousands)

Canyon National Bank’s cost basis net assets on February 11, 2011	$11,860
FDIC receivable	16,060
Fair value adjustments:
Acquired loans	(14,935)
Other Real Estate Owned	(10,684)
Core deposits intangible	2,270
Time deposits	(382)
Deferred tax liability	(1,878)
Net after-tax gain to be recognized from Canyon Acquisition	$2,311

The net after-tax gain represents the excess of the fair value of the assets acquired over the fair value of the liabilities assumed and is influenced significantly by the FDIC-assisted transaction process. Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer and, depending on the nature and amount of the acquirer’s bid, the FDIC may be required to make a cash payment to the acquirer, which it did for $13.2 million with an additional $2.9 million still outstanding as a receivable.

The Bank did not immediately acquire all the banking facilities, furniture or equipment of Canyon National as part of the Purchase and Assumption Agreement. However, the Bank has the option to purchase or lease the banking facilities and furniture and equipment from the FDIC. The term of this option expires 90 days after February 11, 2011, unless extended by the FDIC. Acquisition costs of the banking facilities and furniture and equipment will be based on current appraisals and determined at a later date.

3.	INVESTMENT SECURITIES AND FHLB AND FRB STOCK

The Bank acquired $14.1 million of investment securities at fair market value in the Canyon National Acquisition. The acquired securities were predominantly Mortgage-backed securities, Municipal bonds, and FHLB stock. The fair value of investment securities acquired is as follows:

February 11, 2011
(dollars thousands)
Investment securities available for sale:
U.S. Treasury	$101
Municipal bonds	2,007
Mortgage-backed securities	10,645
Total securities available for sale	$12,753
Stock:
FHLB stock	1,167
Federal Reserve Bank stock	156
Total stock	1,323
Total securities	$14,076

Investment securities have contractual terms to maturity and require periodic payments to reduce principal. In addition, expected maturities may differ from contractual maturities because obligors and/or issuers may have the right to call or prepay obligations with or without call or prepayment penalties. The fair value of debt securities at February 11, 2011 is shown below by contractual maturity.

	One Year	After One to Five Years	After Five to Ten Years	After Ten Years	Total
	(Dollars in thousands)

	Amount	Amount	Amount	Amount	Amount
Investment securities available for sale:
U.S. Treasury	$101	$-	$-	$-	$101
Municipal bonds	-	-	984	1,023	2,007
Mortgage-backed securities:	-	164	-	10,481	10,645
Total investment securities available for sale	101	164	984	11,504	12,753
Stock:
FHLB	1,167	-	-	-	1,167
Federal Reserve Bank	156	-	-	-	156
Total stock	1,323	-	-	-	1,323
Total securities	$1,424	$164	$984	$11,504	$14,076

4.	ACQUIRED LOANS

At the February 11, 2011 acquisition date, we the fair value of Canyon National’s loan portfolio at $149.7 million, which represents the present value of the expected cash flows from the portfolio. The composition of loans at February 11, 2011 is as follows:

	Total Acquired Loans	% of Total Acquired Loans
	(Dollars in thousands)

Real estate loans:
Multi-family	$3,195	1.9%
Commercial non-owner occupied	29,908	18.2%
One-to-four family	30,729	18.7%
Construction	6,290	3.8%
Land	10,948	6.6%
Business loans:
Commercial owner occupied	47,683	29.0%
Commercial and industrial	33,375	20.3%
Other loans	2,546	1.5%
Total gross loans acquired	164,674	100.0%
Discount	(14,935)
Total acquired loans at fair value	$149,739

At February 11, 2011, the unpaid principal balance of acquired loans which were considered to have probable credit deterioration totaled $26.2 million, for which the Company has elected to apply an accounting policy based on expected cash flows. The amount by which the undiscounted expected cash flows exceed the fair value (the “accretable yield”) is accreted into interest income over the life of the loan.  The difference between the undiscounted contractual cashflows and the undiscounted expected casflows is the nonaccretable difference.  The fair value of loans accounted for based on expected cash flows is $17.2 million.  The nonaccretable difference represents an estimate of the credit risk of Canyon National Bank’s loan portfolio at the acquisition date.  The undiscounted contractual cash flows for these loans were $21.9 million. At February 11, 2011, the accretable yield was approximately $4.7 million and the unaccretable yield was approximately $4.3 million.

At February 11, 2011, the unpaid principal balance of acquired loans that did not have probable credit deterioration was $138.4 million at a fair value of $132.5 million. The discount of $5.9 million will be amortized on a level-yield basis over the economic life of the loans.

The loans acquired in the Canyon National Acquisition are and will continue to be subject to the Bank’s internal and external credit review. As a result, if credit deterioration is noted subsequent to the February 11, 2011 acquisition date, such deterioration will be measured through our loss reserving methodology and a provision for loan losses will be charged to earnings.

5.	DEPOSITS

Deposit liabilities assumed were composed of the following at February 11, 2011:

	February 11, 2011	Weighted Average Rate
	(Dollars in thousands)

Non-interest demand deposits	$72,438	0.00%
NOW accounts	29,134	0.38%
Money market accounts	1,217	0.14%
Savings accounts	46,817	0.38%
Total non-maturity deposits	149,606	0.19%
Certificate of deposit accounts	54,690	1.21%
Total deposits	204,296	0.47%
Certificate of deposit fair value adjustment	382
Total deposits at fair value	$204,678

At February 11, 2011, scheduled contractual maturities of time deposits were as follows:

Years Ending
December 31,	Balance
(In thousands)
2011	$41,059
2012	10,424
2013	968
2014	432
2015	1,388
Thereafter	419
Total	$54,690

We recorded a $2.3 million core deposit intangible with an estimated 10 year life. The estimated amortization expense for the remainder of 2011 and for the subsequent years is as follows:

Estimated
Years Ending	Amortization
December 31,	Expense
(In thousands)

2011	$371
2012	333
2013	300
2014	270
2015	243
2016	219
2017	197
2018	177
2019	160
2020	-
Total	$2,270

6.	DEFFERED INCOME TAXES

The deferred tax liability of $1.9 million as of February 11, 2011 is related to the differences between the financial statement and tax basis of assets acquired and liabilities assumed in this transaction. For income tax purposes, the Canyon National Acquisition will be accounted for as an asset purchase and the tax bases of assets acquired will be allocated based on fair values in accordance with the Internal Revenue Code and related regulations.

7.	SUBSEQUENT EVENTS

Subsequent events are events and transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. The effects of subsequent events and transactions are recognized in the financial statements when they provide additional evidence about conditions that existed at the balance sheet date. We have evaluated events and transactions occurring subsequent to February 11, 2011 through the date of filing of this report, and such evaluation resulted in no adjustments to the accompanying Statement of Assets Acquired and Liabilities Assumed.